Exhibit 4.3

GUARANTEE AGREEMENT

BY

INTERNATIONAL BUSINESS MACHINES CORPORATION

in favor of

THE HOLDERS,

KYNDRYL HOLDINGS, INC.

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee for the Holders of the Securities Specified Below of

KYNDRYL HOLDINGS, INC.

$700,000,000 of 2.050% Notes due 2026

$500,000,000 of 2.700% Notes due 2028

$650,000,000 of 3.150% Notes due 2031

$550,000,000 of 4.100% Notes due 2041

October 15, 2021

GUARANTEE AGREEMENT, dated as of October 15, 2021 (as amended from time to time, this “Guarantee”), made by International Business Machines Corporation, a New York corporation (the “Guarantor”), in favor of (a) the Holders (as defined in the Indenture (as defined below)) of $700,000,000 of 2.050% Senior Notes due 2026 (the “2026 Notes”), $500,000,000 of 2.700% Senior Notes due 2028 (the “2028 Notes”), $650,000,000 of 3.150% Senior Notes due 2031 (the “2031 Notes”) and $550,000,000 of 4.100% Senior Notes due 2041 (the “2041 Notes” and, together with the 2026 Notes, the 2028 Notes and the 2031 Notes, the “Securities”), (b) Kyndryl Holdings, Inc., a Delaware corporation (the “Issuer”), and (c) The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under the Indenture.

WITNESSETH:

SECTION 1.Guarantee.

The Guarantor hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to the Holders from time to time of the Securities the full and punctual payment of the principal of, premium, if any, and interest on each series of Securities, when and as the same become due and payable, whether at stated maturity, upon redemption, by declaration of acceleration or otherwise, as well as all other obligations of the Company to the Holders and the Trustee under the Indenture (as defined below) or the Securities and any other amounts due and owing under the Indenture (the “Obligations”), according to the terms of the Securities and as set forth in the Indenture dated as of October 15, 2021 (the “Base Indenture”), between the Issuer and the Trustee, as supplemented by the first supplemental indenture thereto, dated as of October 15, 2021 (the “Supplemental Indenture” and, together with the Base Indenture, as each may be amended, modified or otherwise supplemented from time to time after the date hereof with applicability to the Securities, the “Indenture”), between the Issuer and the Trustee, and the Securities, in each case subject to any applicable grace period or notice requirement or both. The guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy, insolvency, receivership or other similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection.

SECTION 2.Guarantee Absolute.

The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Indenture and the Securities, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Holders of the Securities with respect thereto. The liability of the Guarantor under this Guarantee shall (subject to Section 3 hereof) be absolute and unconditional irrespective of:

(a)any invalidity, illegality or unenforceability of the Indenture, the Securities or any other agreement or instrument relating thereto;

(b)any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Indenture; or

(c)any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Issuer or a guarantor.

The obligation of the Guarantor to make any payment hereunder may be satisfied by causing the Issuer to make such payment. Notwithstanding anything contained herein to the contrary, nothing shall be construed to impose upon the Guarantor any obligations greater than, in addition to, or other than, the obligations of the Issuer under the Indenture and the Securities.

SECTION 3.Termination of Guarantee.

(a)This Guarantee shall terminate, and the obligations of the Guarantor under this Guarantee shall cease to exist, with respect to a particular series of Securities, upon payment in full of the Obligations with respect to such series of Securities.

(b)Unless earlier terminated pursuant to Section 3(a), this Guarantee shall automatically and unconditionally terminate, and all obligations of the Guarantor under this Guarantee shall cease to exist, at such time as the Distribution (as defined in Exhibit 99.1 to the Registration Statement on Form 10 filed by the Issuer on October 12, 2021 with the Securities and Exchange Commission) has been completed. Upon the satisfaction of the conditions in the immediately preceding sentence, the Trustee and each Holder of the Securities shall be deemed to consent to the termination of this Guarantee, without any action on the part of the Trustee or any Holder of the Securities.

SECTION 4.Waiver; Subrogation.

(a)The Guarantor hereby waives notice of acceptance of this Guarantee, diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding filed first against the Issuer, protest or notice with respect to the Securities or the indebtedness evidenced thereby and all demands whatsoever.

(b)The Guarantor shall be subrogated to all rights of the Trustee or the Holders of any Securities against the Issuer in respect of any amounts paid to the Trustee or such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of, or based upon, such right of subrogation until all Obligations shall have been paid in full.

SECTION 5.No Waiver; Remedies.

No failure on the part of the Trustee or any Holder of any series of Securities to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 6.Transfer of Interest.

This Guarantee shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by any Holder of Securities, the Trustee, and by their respective successors, transferees and assigns, pursuant to the terms hereof. This Guarantee shall not be deemed to create any right in, or to be in whole or in part for the benefit of any other person.

SECTION 7.Amendment.

The Guarantor may amend this Guarantee at any time for any purpose without the consent of the Trustee or any Holder of Securities of any series; provided, however, that if such amendment adversely affects the rights of the Trustee or any Holder of any series of Securities in any material respect, the prior written consent of the Trustee or each Holder affected, as the case may be, shall be required.

SECTION 8.Governing Law.

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICT OF LAWS PROVISIONS THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

SECTION 9.No Recourse Against Others.

A director, officer, employee, stockholder, partner or other owner of the Guarantor, as such, shall not have any liability for any obligations of the Guarantor under this Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.

SECTION 10.Reports by Guarantor.

The Guarantor shall file with the Trustee and the Securities and Exchange Commission (the “Commission”), and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act of 1939, as amended, as then in effect (the “TIA”), at the times and in the manner provided pursuant to the TIA; provided, however, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be filed with the Trustee within 15 days after the same is so filed with the Commission.

The Guarantor shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure); provided, however, that the Trustee shall have no obligation to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor).

SECTION 11.Separability.

In case any provision in this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.Headings.

The section headings of this Guarantee have been inserted for convenience of reference only, are not to be considered a part of this Guarantee and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.Notices, Etc., to the Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or Act (as defined in the Indenture) of Holders or other document provided or permitted by this Guarantee to be made upon, given or furnished to, or filed with, the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Guarantor addressed to the address last furnished in writing to the Trustee by the Guarantor, or, if no such address has been furnished, to International Business Machines Corporation, One New Orchard Road, Armonk, New York 10504, Attention: Manager, Corporate Matters.

SECTION 14.Counterparts.

This Guarantee may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

The exchange of copies of this Guarantee and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Guarantee as to the parties hereto and may be used in lieu of the original Guarantee for all purposes. The exchange of copies of this Guarantee and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this Guarantee for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Guarantee as to the parties hereto and may be used in lieu of the original.

SECTION 15.Trustee Disclaimer.

The Trustee makes no representation as to the validity, adequacy or sufficiency of this Guarantee. The recitals and statements herein are deemed to be those of the Guarantor and not the Trustee and the Trustee assumes no responsibility for the same and the Trustee does not make any representation with respect to such matters. The Trustee shall have all of the rights (including indemnification rights), powers, benefits, privileges, protections, indemnities and immunities granted to the Trustee under the Indenture, all of which are incorporated herein mutatis mutandis.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

INTERNATIONAL BUSINESS MACHINES CORPORATION

By:	/s/ Frank Sedlarcik
	Name:	Frank Sedlarcik
	Title:	Vice President, Assistant
General Counsel Secretary

[Signature Page to the Guarantee Agreement]

Agreed and Accepted:

KYNDRYL HOLDINGS, INC.

By:	/s/ Mark Hobbert
	Name:	Mark Hobbert
	Title:	Assistant Treasurer

[Signature Page to the Guarantee Agreement]

Agreed and Accepted:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee under the Indenture

By:	/s/ Julie Hoffman-Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Vice President

[Signature Page to the Guarantee Agreement]